SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                        Date of report: NOVEMBER 19, 2001
                        (Date of earliest event reported)



                           BACTROL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)


                                    NEW YORK
                 (State or other jurisdiction of incorporation)


                000-26463                         11-2665282
          (Commission File No.)        (I.R.S. Employer Identification No.)





                              2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
               (Address of principal executive offices; zip code)

                                 (719) 391-4564
              (Registrant's telephone number, including area code)


                              1109 NORTH 21 AVENUE
                                    SUITE 120
                            HOLLYWOOD, FLORIDA 33020
          (Former name or former address, if changed since last report)

  ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         (a) On November 15, 2001, Bactrol Technologies, Inc., a New York corporation, acquired 98.2% of the outstanding capital stock of Military Resale Group, Inc., a Maryland corporation ("MRG"), pursuant to a Stock Purchase Agreement dated as of October 10, 2001 (the "Purchase Agreement"), between certain stockholders of MRG (the "MRG Stockholders") and us, in exchange for 5,410,000 shares of our common stock, which shares represented approximately 81.6% of our outstanding shares of common stock after giving effect to the transaction.

         The source of the consideration used by the MRG Stockholders to acquire their shares of our common stock was the exchange of an aggregate of 98.2% of the issued and outstanding equity securities of MRG in accordance with the Purchase Agreement.

         The Purchase Agreement provided for:

1.       Our acquisition of 98.2% of the outstanding equity securities of MRG;

2. The issuance and exchange of an aggregate of 5,410,000 shares of our common stock for the acquired shares of common stock of MRG, which shares of our common stock were "restricted securities" under the Securities Act of 1933, as amended;

3. The resignation of Guy Galluccio and Jeffrey Schane as our sole directors and executive officers immediately prior to the transaction; and

4. The election of Edward T. Whelan, Ethan D. Hokit and Richard H. Tanenbaum to our board of directors.

         Prior to the consummation of the transaction contemplated by of the Purchase Agreement, there were 1,220,004 outstanding shares of our common stock. Giving effect to the issuance of the shares of our common stock pursuant to the Purchase Agreement, at November 15, 2001, there were 6,630,004 issued and outstanding shares of our common stock.

         (b) The following table sets forth as of November 15, 2001 certain information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the beneficial owner of more than five percent (5%) of our common stock, (b) each director and executive officer and (c) all directors and executive officers as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse. The percentage of beneficial ownership is based on 6,630,004 shares of common stock outstanding as of November 15, 2001, taking into account the issuance of all shares under the Purchase Agreement:



                                                                       SHARES OF COMMON STOCK
                                                                              OWNED (1)
                                                                --------------------------------
                     NAME AND ADDRESS                               AMOUNT                 %
              -----------------------------                     --------------         --------

Edward T. Whelan.........................................          3,650,000(2)             55.05%
135 First Street
Keyport, New Jersey 07735

Edward Meyer, Jr.........................................          2,710,500(3)             40.88
32 Daniel Drive
Hazlet, New Jersey 07730

Xcel Associates, Inc. ...................................          2,210,050                33.33
224 Middle Road
Hazlet, New Jersey 07730

Ronald Steenbergen.......................................          1,000,000(4)             13.11
4 Cho Yuen Street
Wah Shun Industrial Building
Yau Tong, Kolwoon
Peoples Republic of China

Ethan D. Hokit...........................................            440,000(5)              6.64
3305 Blodgett Drive
Colorado Springs, Colorado 80919

Richard H. Tanenbaum.....................................            450,000                 6.79
7315 Wisconsin Avenue
Suite 775N
Bethesda, Maryland 20814
                                                                     400,000
Shannon Investments, Inc. ...............................                                    6.03
224 Middle Road
Hazlet, New Jersey 07730

Directors and executive officers as a group (three
  persons)...............................................          4,540,000                68.48


------------------

(1) For purposes of this table, information as to the beneficial ownership of shares of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of our common stock which such person has the right to acquire within 60 days after the date of this Report. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days after the date of this Report is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) Includes 400,000 shares of our common stock owned of record by Shannon Investments, Inc., of which Mr. Whelan is a principal shareholder, and 2,210,050 shares owned of record by Xcel Associates, Inc., of which Mr. Whelan is a principal shareholder.

(3) Includes 2,210,050 shares owned of record by Xcel Associates, of which Mr. Meyer is a principal shareholder.

(4) Represents 1,000,000 shares of our common stock issuable upon the exercise of currently exercisable stock options.

(5) Includes 400,000 shares of our common stock owned of record by Mary Hokit, the wife of Mr. Hokit.



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     (a) See Item 1.

     The consideration exchanged under the Purchase Agreement was negotiated at "arms length" and our board of directors considered, among other things, the relative value of our assets and the assets of MRG; our present and past business operations and those of MRG; the future potential of MRG; the management of MRG; and the potential benefit to our stockholders. Our board of directors determined that the consideration for the exchange was reasonable under these circumstances.

     None of our directors, executive officers or controlling persons had any direct or indirect interest in MRG prior to the consummation of the transactions contemplated by the Purchase Agreement.

     (b) We intend to continue the business operations conducted and intended to be conducted by MRG, which are described under Item 5 below under the caption "Business."


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




ITEM 5.  OTHER EVENTS.

         The following sets forth certain information regarding our business and management following the consummation of the transactions contemplated by the Purchase Agreement.


                                    BUSINESS
OVERVIEW

         We are a regional distributor of grocery and household items specializing in distribution to the military market. We distribute a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies. Our operations are currently directed to servicing the commissaries and exchanges at five military installations located in Colorado, Wyoming and South Dakota, including the Air Force Academy located in Colorado Springs, Colorado. We are approved by the Department of Defense to contract with military commissaries and exchanges.

         Military commissaries are large supermarket-type stores operated by the United States Defense Commissary Agency ("DeCA") to provide grocery items for sale to authorized patrons at the lowest practicable prices in facilities designed and operated under standards similar to those in commercial food stores. As of September 2000, there were 296 commissaries worldwide, of which approximately 182 were located in the continental United States and approximately 114 were located overseas. Commissaries are authorized by law to sell goods only to authorized patrons, which include the approximately 1.4 million active duty U.S. military personnel, their dependents and certain authorized reservists and retirees. As of September 30, 2000, these authorized patrons totaled approximately 13.7 million individuals. Annual worldwide commissary sales totaled more than $5 billion in 2000.

         The categories and varieties of merchandise that may be sold in a commissary is strictly regulated by DeCA, as is the cost at which items may be purchased for resale. Under DeCA regulations, all items sold though the commissary system must be sold at cost. The military commissary system is generally self-funded and receives an annual appropriation from Congress primarily to pay the salaries of those who work for the commissaries. Store operations are funded by a 5% surcharge (not a tax) levied on the total amount of the customers' purchases. The surcharge pays for new commissary construction and renovation, new equipment and maintenance, paper bags, shopping carts and other operating costs. In selling products at cost, commissaries are considered an integral part of the military's pay and compensation package.

         The military exchange system consists of nearly two dozen separate business enterprises, including main exchange stores, convenience stores, package stores, food operations, gas stations, movie theaters and others, operated by the various military services for the benefit of military personnel and other qualified patrons. As of September 30, 2000, there were 548 "main exchanges" worldwide, and approximately 20,000 other exchange service-operated facilities. Annual sales from the exchange systems' worldwide business operations totaled more than $10


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

billion in 2000. Currently, we do not sell products to the military exchange system, but plan to begin selling to this area in the future.


STRATEGIC PLAN

         EXPAND DISTRIBUTION CAPABILITIES. We currently direct our focus to the distribution of products to commissaries located in the Midwest Region of the United States, which represents only one of the seven DeCA regions. We do not currently sell to commissaries located overseas or to military exchanges. An important part of our strategic plan is to expand our distribution capabilities, both in the domestic and overseas markets, by acquiring or contracting with distributors, as opportunities permit.

         EXPAND PRODUCT OFFERINGS. Industry data indicate that the average number of items stocked by the typical civilian supermarket is approximately 18,015 as compared to approximately 13,111 for a commissary. We believe the discrepancy results primarily from the reluctance of certain large manufacturers and many medium and small manufacturers to undertake the administrative burden of obtaining DeCA's approval of products to be sold to commissaries. Under Federal procurement rules, a manufacturer may either represent itself or retain a third-party representative on an exclusive basis to negotiate, supply, invoice and otherwise manage its products within the DeCA system. Our management believes there are many additional manufacturers with products that would meet the DeCA procurement standards and are desirous of selling to the military but that are unable or unwilling to commit the personnel and other resources necessary to comply with the DeCA procurement regulations and procedures required to enable them to sell their products to military commissaries.

         GROWTH THROUGH ACQUISITIONS. We intend to pursue an aggressive acquisition program to increase the number of our offered products, strengthen our ability to sell to the military exchange and commissary systems, and broaden our geographic reach to sell and distribute products in domestic and overseas regions that we do not currently service. We believe the industry in which we operate is highly fragmented, consisting primarily of small local brokers and distributors that limit their operations to a narrow range of offered products or distribute products only to commissaries or exchanges in selected regions. In view of the current state of the industry and the trend to centralize the management of the commissary system and enhance its cost-effectiveness, we believe significant opportunities are available to a business that can consolidate the capabilities and resources of a number of existing brokers and distributors in the military consumer goods market, including the cost savings that are inherent in a vertically integrated business. We intend to implement an aggressive acquisition program promptly that is designed to expand our range of offered products and enable us to distribute products to commissaries and exchanges in additional geographic markets.

         IMPROVE MANAGEMENT INFORMATION SYSTEMS. We are committed to improving our management information systems to enable management to more efficiently track sales and product shipments. We believe that, upon completion of this project, we will have achieved significant progress in creating an improved infrastructure capable of supporting expanded product offerings.

PURCHASING AND SUPPLY


         Currently, we distribute an aggregate of over 3,325 Stock Keeping Units
(SKUs) from approximately 65 manufacturers. Products distributed include including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies.

         The majority of our revenues are derived from products that we purchase outright from manufacturers and resell to commissaries. In this arrangement, the manufacturer maintains an account with DeCA through the Electronic Data Interchange ("EDI") system. Generally, the manufacturer also selects the broker or brokers to merchandise the products and is actively involved in the sale of its products to commissaries/exchanges and the interaction between the commissaries/exchanges, brokers and us. Payment for products are remitted by DeCA to the manufacturer within seven days after the end of each roll-up period with respect to meats, 10 days with respect to dairy products and 23 days with respect to most other products. The manufacturer pays us a fee based on a specified percentage of the purchase price paid by DeCA.

         For the year ended December 31, 2001, approximately 40% of our revenues were derived from the sale of products on a consignment basis. In a consignment sale, the manufacturer is involved in all facets of the transaction. It appoints and monitors brokers, maintains the account with DeCA, receives payment from DeCA, and pays us a fee based on a percentage of the purchase price paid by DeCA.

         For the year ended December 31, 2001, approximately 60% of our revenues were derived from the purchase and sale of products in which we acted as principal and dealt directly with DeCA. In such instances, we purchase the product from manufacturers and resell such products to commissaries at the best price attainable. We, rather than the manufacturer, maintain an account with DeCA through the EDI system and receive payments directly from DeCA as if we were the manufacturer of the products.

MARKETING AND CUSTOMER SERVICE

         Our senior management is involved in maintaining relationships with key customers and securing new accounts. We also maintain good relationships with brokers, which have been an effective source of new products. We believe that our ability to consistently provide a high level of service makes us desirable to brokers who want to ensure on-time delivery of the products they represented. We rigorously monitor the quality of our service. Our personnel frequently visit the commissaries that we serve and we are in constant communication with commissaries in order to ensure on-time order fulfillment.

OPERATIONS AND DISTRIBUTION

         Our operations can generally be categorized into two business processes: (i) product replenishment and (ii) order fulfillment. Product replenishment involves the management of logistics from the vendor location through the delivery of products to our distribution center.

Order fulfillment involves all activities from order placement through delivery to the commissary location. We determine the quantities in which such products will be ordered from manufacturers. Order quantities for each product are systematically determined by us. Given our experience in managing our product flow, losses due to shrinkage, damage and product obsolescence represented less than 1/3 of 1% of 2000 net sales.

         We work closely with the commissaries in order to optimize transportation from vendor locations to the distribution center. By utilizing the collective demand of the commissaries for in-bound transportation, our own trucks and our expertise in managing transportation, we can ensure on-time delivery of products on a cost-effective basis. We believe we realize significant cost savings by consolidation of products from more than one vendor or for use by more than one commissary. We utilize a number of third party carriers to provide in-bound transportation services. None of these carriers are material to our operations.

         We currently warehouse approximately 3,325 Stock Keeping Units (SKUs) for distribution to commissaries. Products are inspected at our distribution center upon receipt and stored in racks. Our distribution center includes approximately 28,746 square feet of dry storage space, 2,000 square feet of frozen storage space, and 2,000 square feet of refrigerated storage space, as well as offices for operating, sales and customer service personnel and a management information system.

         We place a significant emphasis on providing a high service level in order fulfillment. We believe that by providing a high level of service and reliability, we reduce our costs by reducing the number of reorders and redeliveries. Each commissary places product orders based on recent usage, estimated sales and existing inventories. We have developed pre-established routes and pre-arranged delivery times with each customer. Product orders are placed with us six times a week either through our customer service representative or through electronic transmission using the EDI system. Approximately 60% of our orders are received electronically. Orders are generally placed on a designated day in order to coordinate with our pre-established delivery schedules. Processing and dispatch of each order is generally completed within seven hours of receipt and our standards require each order to be delivered to the customer within one hour of a pre-arranged delivery time.

         Products are picked and labeled at each distribution center. The products are placed on pallets for loading of outbound trailers. Delivery routes are scheduled to both fully utilize the trailers' load capacity and minimize the number of miles driven. We transport approximately 1,950 tons of product annually. Our trucks travel in excess of 139,000 miles annually.

THE MILITARY MARKET

         GENERAL. The United States military market is composed of three main groups: the active members of the four branches of the United States military -- Army, Navy, Air Force and Marines; military retirees; and members of the military reserve. Including disabled veterans, overseas civil service personnel and dependents of all of these groups, and patrons of military commissaries and exchanges number over 13 million.

         Accordingly to DeCA trade publications, active duty personnel generally are well-educated, well paid and sophisticated. They enjoy a high standard of living with excellent benefits, and, therefore, constitute an excellent market for a variety of goods and services. Military retirees consist of military personnel who retire after 20 years or more of service with full commissary and exchange privileges. Military retirees generally are younger than civilian retirees and tend to engage in second careers after retirement. As a result, they generally are affluent, and like active duty personnel, provide an excellent market for goods and services offered by commissaries and exchanges. Within the last several years, reservists were granted full commissary and exchange benefits while on active duty. Reservists for the most part mirror a cross-section of the general United States population. Generally, they do not shop as often as members of the other military groups, but tend to buy larger quantities at each trip.

         The United States has streamlined its Armed Forces in the post-Cold War era. Despite these reductions, the United States military resale market continues to remain strong. In the fiscal year of DeCA ended September 30, 2000, total annual worldwide commissary and exchange sales was approximately $15 billion, with approximately $11.8 billion of these sales in the United States. Since 1945, there has been a major military build-down following each of World War II, the Korean War and the Vietnam war. The military market for consumer goods continued to prosper through each one. The post-Cold War reduction in manpower has not been as severe as previous reductions, and largely has been achieved by early retirement, and the curtailment of inductees. Retirees have earned and retain the privilege to shop in commissaries and exchanges, and Congress has elected to extend the shopping privilege to those forced out prior to retirement.

         THE COMMISSARY SYSTEM. Military commissaries are the supermarkets of the military. The stated mission of the commissary system is to provide grocery items for sale to authorized patrons at the lowest possible prices in facilities designed and operated like private-sector supermarkets. The assortment of brands of merchandise, however, is limited to those that meet the reasonable demands of commissary patrons, and commissaries currently are prohibited by law from carrying certain merchandise, including beer and wine and automotive supplies. Commissaries primarily stock and generally do not sell leading name brands and do not offer private label or unknown brands. In the case of many remote military bases, the commissary is the only source of groceries for military personnel.


         Commissaries sell their products at prices equal to cost plus a five percent surcharge. The only promotional fee that commissaries can accept is a direct reduction in price. Commissaries are prohibited from accepting other promotional items offered to private-sector stores, such as slotting allowances, display allowances or volume rebates. The commissary system receives an annual appropriation from Congress that pays for the salaries of commissary personnel and for the purchase of consumer goods for resale. Store operations otherwise are funded from the five percent surcharge on purchases. Proceeds from the surcharge also pay for new commissary construction, renovation, new equipment and maintenance, shopping bags, shopping carts and various other items. Overseas commissaries also receive Federal funds for transportation and utility costs. Through payment of the surcharge, the patrons of the commissaries essentially have created a worldwide military shoppers' cooperative.

         The benefit provided by commissaries is an integral part of the military's pay and compensation package. Recent re-enlistment surveys show that commissaries rank second in importance only to the medical/dental benefit. Commissaries are among the only benefits aimed exclusively at the military family. As commissaries are prohibited by law from selling any product below cost, certain items (those used as loss leaders by private-sector stores) may be priced lower at private sector stores. Nevertheless, the annual savings amounts to approximately 25%. It has been estimated that the commissary system results in approximately $2 billion of annual savings for its patrons. As a result, based upon the annual Congressional appropriation of approximately $1 billion available to DeCA, the commissary system provides one of the few government benefits that delivers more than two dollars in direct benefit to the beneficiary for every dollar spent by the taxpayer.

         As of September 2001, there were a total of 296 commissaries worldwide, of which approximately 182 were located in the continental United States. At such date, the average gross square footage of these commissaries was approximately 57,500, and the average monthly sales per square foot of selling space, a commonly used measure of efficiency of retail operations, was approximately double that of commercial supermarkets. In the fiscal year of DeCA ended September 30, 2000, total annual worldwide commissary sales was approximately $5 billion, with approximately $4.3 billion of these sales in the United States.

         The table below shows the dollar volume of commissary sales over the three-year period ended September 30, 2000, as reported by the American Logistics Association.

          FISCAL YEAR                WORLDWIDE STORE SALES
          -----------                ---------------------
           2000                            $5,038,880
           1999                             4,945,204
           1998                             4,902,746

         DeCA recently completed the implementation of a store modernization/program that has resulted in the opening or reopening of five to ten new stores a year, each generating between 25% to 30% more business from the same trading area. We believe DeCA's efforts to modernize facilities and merchandising and provide easy access, shorter lines and more convenient hours at commissaries will all contribute to increased sales volume in the commissary system.

         THE EXCHANGE SYSTEM. The military exchange system consists of nearly two dozen separate "businesses," including main exchange stores (department stores), convenience stores, package stores, food operations, gas stations, movie theaters, and others. The exchange system is a vast, logistically complex worldwide operation. Like the commissary system, the stated purpose of the exchange system is to improve the quality of life of military personnel and their families.

         The exchange system is a "non-appropriated fund" government activity, and, therefore, does not receive taxpayer subsidies. It is self-sustaining and operates at a profit generated by patron purchases. After expenses, all exchange earnings are returned to patrons in the form of new and improved exchanges and dividends paid to the sponsoring service's morale, welfare and recreation ("MWR") funds. Appropriations by Congress only fund the cost of transporting goods from the United States to overseas military exchanges. All other costs and expenses, including building and operating costs, such as employees' salaries, are paid from exchange revenues. Unlike the commissary system, which is managed by one central governmental authority, each military service manages its own exchange program. These include the Army and Air Force Exchange Service (a joint military command), the Navy Exchange Service Command, the Marine Corps Retail Operations Branch, the Coast Guard and the Department of Veterans Affairs.

         Military exchanges consistently are ranked by military personnel among the top benefits provided to the military community. As is the case with commissaries, exchanges are prohibited from pricing products below cost; therefore, certain items offered as "loss leaders" in private-sector stores may be priced below prices offered by exchanges. Notwithstanding this constraint, exchanges typically provide their customers with savings ranging from 20% to 25% compared to civilian mass-merchandisers and department stores.

         At September 30, 2000, there were 548 "main exchanges" worldwide and approximately 20,000 exchange service-operated facilities. In the fiscal year of DeCA ended September 30, 2000, total annual worldwide exchange sales was approximately $9.75 billion, with approximately $7 billion of these sales in the United States.

         THE DEFENSE COMMISSARY AGENCY. DeCA, which is headquartered in Fort Lee, Virginia, was formed in October 1991 in an effort to consolidate the commissary system of each branch of the military into one efficient unit. Its stated mission is to ensure the commissary system provides United States military personnel and their families with needed groceries at the lowest possible price. DeCA's mission is recognized by many as essential to the military preparedness of the United States by assisting to maintain the morale, readiness and effectiveness of active duty troops, and by encouraging reenlistment of highly trained quality personnel.

          DeCA is part of the Department of Defense ("DoD") under the Assistant Secretary of Defense for Personnel and Readiness. It manages the total resources of all DoD commissaries worldwide, including personnel, facilities, supplies, equipment and funds. In October 1996, DeCA became a Performance Based Operation ("PBO"). This resulted in DeCA's obtaining special waivers from Federal procurement regulations, thereby allowing it to operate more efficiently and to adopt some characteristics of private-sector companies. As a PBO, DeCA will be striving for progressive market excellence through its "SAVER 2000" initiative -- providing Service, Access, Value, Efficiency and Response to customers and taxpayers.

         DeCA commands and centrally manages the commissary system through seven commissary regions. Six regions are located in the continental United States and one in Europe.



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


 Daily operational support to the agency's regions, zone managers, commissaries and associated facilities is provided by an Operations Support Center located in Fort Lee, Virginia (the "OSC"), which is responsible for acquisitions, financial management, information technology/electronic commerce management, inventory management, food safety, marketing and transportation. All suppliers of goods to the commissary system are required to interface with the Marketing Business Unit (the "MBU") of the OSC, which combines several disciplines, such as operations, acquisition management and information management. The MBU is responsible for DeCA's electronic data interchange system, the preparation and administration of the resale ordering agreement used with suppliers, merchandising and marketing, and maintenance of the catalog master file, the list of products authorized to be carried by commissaries.

         The great majority of the DeCA buying and merchandising decisions for the seven DeCA regions are handled at DeCA's headquarters in Fort Lee, Virginia. Each region has its own Region Stock List ("RSL"). Within each RSL is a "Key Item List," which is a list of items that each store within that region should carry. Suppliers of brand name products must sell their products to the regional buyers to have their products included on that region's RSL. Once a product is listed on an RSL, it is the responsibility of the individual supplier to ensure that the product gets on the shelf. Many suppliers employ brokers, like us who function as sales representatives and provide a liaison with DeCA. Brokers also serve to promote the suppliers' products and ensure that the products are properly displayed and stocked on the shelf. Suppliers also contract with distributors who warehouse and ship the suppliers' products to the commissaries.

         Any supplier wishing to sell a product in the commissary system must complete and submit a product application to DeCA. DeCA analyzes each proposed product on the basis of price, quality, anticipated demand and other factors. If the proposed product meets DeCA's requirements, it will be assigned a Local Stock Number, a product identification number ("LSN"), and included on one or more RSLs. If the product is unique to the tastes of a particular region or regions, it will be placed on the RSL for those regions only. Depending on the type of product, it may also be included on the Key Item List of one or more regions.

COMPETITION

         The military resale market is a highly competitive market which is served by several large vendors, most notably SuperValu, Inc., Nash Finch Company and Fleming Companies, Inc., but is otherwise highly fragmented with hundreds of small, privately-held firms operating in the various distribution layers. We face competition from local, regional and national distributors on the basis of price, quality and assortment, schedules and reliability of deliveries and the range and quality of services provided.

         Because there are relatively low barriers to entry in the military resale market, we expect competition from a variety of established and emerging companies. Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we have. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer



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


requirements. In addition, consolidation in the industry, heightened competition among our vendors, new entrants and trends toward vertical integration could create additional competitive pressures that reduce our margins and adversely affect our business. If we fail to successfully respond to these competitive pressures or to implement our strategies effectively, it could have a material adverse effect on our financial condition and prospects.

PROPERTIES

         Our corporate headquarters is located at our distribution center in Colorado Springs, Colorado. The lease for our distribution center and corporate headquarters includes approximately 32,748 square feet, of which approximately 1,000 square feet is used for our corporate headquarters. The lease expires in the year 2006.

EMPLOYEES

         At November 15, 2001, we employed approximately 15 persons on a full-time basis, of which two were management personnel, three were office staff and ten were warehouse and distribution personnel. None of our employees are members of a trade union. All of our employees are employed at our corporate offices and distribution center located in Colorado, Springs, Colorado.



                                   MANAGEMENT

OFFICERS AND DIRECTORS

         The following table sets forth certain information with respect to each of our officers or directors as of November 15, 2001:

               NAME                   AGE                POSITION
               ----                   ---                --------
Edward T. Whelan.................     51     Chairman of the Board and Chief
                                             Executive Officer
Ethan D. Hokit...................     62     President, Chief Operating Officer
                                             and Director
Richard H. Tanenbaum.............     54     Director

EDWARD T. WHELAN was a co-founder and the Chairman and Chief Executive Officer of MRG and, in November 2001, became our Chairman and Chief Executive Officer in connection with our acquisition of MRG. Since April 1998, Mr. Whelan has also served as the President and has been a principal stockholder of Xcel Associates, Inc., a company engaged in providing financial consulting to small and medium-sized companies and to high net worth individuals. Prior to co-founding MRG, Mr. Whelan spent the last 20 years starting and operating entrepreneurial businesses. He has founded and operated companies as diverse as Animated Playhouse, a theme



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



restaurant with animated characters, to Physicians' Pharmaceutical Services, Inc., a packaged prescription pharmaceutical manufacturer. From 1968 to 1971, Mr. Whelan attended St. Peters College in Jersey City, New Jersey where he majored in Economics. Currently, Mr. Whelan does not receive a salary for his services as one of our officers.

ETHAN D. HOKIT was a co-founder, a director and the President and Chief Operating Officer of MRG and, in November 2001, became one of our directors and our President and Chief Operating Officer in connection with our acquisition of MRG. From 1983 until 1998, Mr. Hokit was the President of Front Range Distributors, Inc. where he successfully operated distributorships serving the five military bases in and around Colorado Springs, Colorado. Mr. Hokit obtained a Bachelor of Science degree in Chemistry from the University of Oklahoma in 1960 and a Master's Degree in Clinical Chemistry from the University of Oklahoma in 1962.

RICHARD H. TANENBAUM was the general counsel and a director of MRG and, in November 2001, became our general counsel and one of our directors in connection with the acquisition of MRG. Since 1987, Mr. Tanenbaum has practiced law in Bethesda, Maryland. Mr. Tannenbaum received his legal education at the Columbia Law School of the Catholic University of America. He received a Bachelor of Science degree from Bradley University.

STOCK OPTION PLAN

         In November 2001, we adopted the Military Resale Group, Inc. 2001 Employee Stock Option Plan (the "Option Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. We have reserved 1,500,000 shares of our common stock for issuance under the Option Plan. The Option Plan has a term of ten years and provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights and restricted stock awards. It is contemplated that the Option Plan will eventually be administered by a Compensation Committee of the Board of Directors (the "Compensation Committee"), which Committee has not yet been created. The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of our common stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our issued and outstanding shares of common stock).

         Options granted under the Option Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our common stock) and generally vest over a three-year period. Options generally terminate three months after the optionee's termination of employment by us for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.


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


         The Option Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of our common stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Option Plan will be determined by the Board of Directors in its discretion at the time of the grant. SARs granted under the Option Plan may not be exercisable for more than a ten year period. SARs generally terminate one month after the grantee's termination of employment by us for any reason other than death, disability or retirement. Although the Board of Directors has the authority to grant SARs, it does not have any present plans to do so.

         Restricted stock awards, which are grants of shares of our common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Option Plan. At this time, the Board of Directors has not granted, and does not have any plans to grant, restricted shares of common stock.

         As of November 15, 2001, options to purchase an aggregate of 1,000,000 shares of our common stock have been granted to our employees, officers, directors and/or consultants under the Option Plan. Such options are one-year options to purchase an aggregate of 1,000,000 shares of our common stock at an exercise price of $0.50 per share.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  Financial statements, if any, required by this item will be filed by amendment not later than February 2, 2002.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Pro forma financial information, if any, required by this item will be filed by amendment not later than February 2, 2002.

         (c)      EXHIBITS.

                  The Registrant hereby furnishes the following exhibit:

                  10.1 Stock Purchase Agreement dated as of October 10, 2001 among the Registrant, Military Resale Group, Inc., a Maryland corporation, and certain stockholders of Military Resale Group, Inc.


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BACTROL TECHNOLOGIES, INC.


Date:  November 19, 2001              By:/s/ ETHAN D. HOKIT
                                      ------------------------------------------
                                      Ethan D. Hokit
                                      President


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